Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 377-00136 to the Registration Statement on Form F 1 of Graña y Montero S.A.A and Subsidiaries of our report dated June 3, 2013 relating to the consolidated financial statements of Graña y Montero S.A.A and Subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” and “Selected Financial Data” in such Registration Statement.

Dongo-Soria Gaveglio y Asociados Sociedad Civil de Responsabilidad Limitada

/s/ Félix U. Horna

Félix U. Horna

Partner

Lima, Peru

June 3, 2013